Exhibit (p)(x)

WELLIN GT O N M A N A G E M E N T Code of Ethics Personal Investing Gifts and Entertainment Outside Activities Client Confidentiality April 1, 2010

"The reputation of a thousand years may be determined by the conduct of one hour._" _ Ancient proverb A Message from Our CEO Wellington Management’s reputation is our most valuable asset, and it is built on trust _ trust that we will always put our clients_ interests first and that our actions will fully meet our obligations as fiduciaries for our clients. Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of professional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients_ interests, or have the potential to cause damage to the firm’s reputation. To this end, each of us must act with integrity, honesty, and dignity. We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: _"client, firm, self._" If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years. Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients_ trust and confidence in Wellington Management. Sincerely, Perry M. Traquina President and Chief Executive Officer

Table of Contents Standards of Conduct 3 Who Is Subject to the Code of Ethics? 3 Personal Investing 4 Which Types of Investments and Related Activities Are Prohibited? 4 Which Investment Accounts Must Be Reported? 4 What Are the Reporting Responsibilities for All Personnel? 5 What Are the Preclearance Responsibilities for All Personnel? 6 What Are the Additional Requirements for Investment Professionals? 8 Gifts and Entertainment 9 Outside Activities 10 Client Confidentiality 10 How We Enforce Our Code of Ethics 10 Closing 10 Before You Get Started: Accessing the Code of Ethics System The Code of Ethics System is accessible through the Intranet under Applications. Please note that your User ID is your Wellington network ID (the same one you use to log on to your computer).

Wellington Management Code of Ethics Standards of Conduct Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics. 1 We act as fiduciaries to our clients. Each of us must put our clients_ interests above our own and must not take advantage of our management of clients_ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients. 2 We act with integrity and in accordance with both the letter and the spirit of the law. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe’s Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law. Who Is Subject to the Code of Ethics? Our Code of Ethics applies to all partners and employees of Wellington Management Company, llp, and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information. All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements. Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee. General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Code of Ethics Wellington Management Personal Investing As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients. Which Types of Investments and Related Activities Are Prohibited? Our Code of Ethics prohibits the following personal investments and investment-related activities: Purchasing or selling the following: _ Initial public offerings (IPOs) of any securities _ Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled _ Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissu-ance of the recommendation _ Securities of an issuer that is mentioned at the Morning Meeting or Early Morning Meeting until two business days following the meeting _ Securities that are the subject of a firmwide restriction _ Single-stock futures _ Options with an expiration date that is within 60 calendar days of the transaction date _ HOLDRS (HOLding Company Depositary ReceiptS) _ Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client trades _ Securities of any securities market or exchange on which the firm trades on behalf of clients Taking a profit from any trading activity within a 60 calendar day window (see circle for more detail) Using a derivative instrument to circumvent a restriction in the Code of Ethics Short-Term Trading You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trading rule does not apply to securities exempt from the Code’s preclearance requirements. Which Investment Accounts Must Be Reported? You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household, and that holds or is capable of holding any of the following covered investments: Shares of stocks, ADRs, or other equity securities (including any security convertible into equity securities) Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers_ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments) Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management Shares of exchange-traded funds (ETFs) Shares of closed-end funds Options on securities Securities futures Interest in private placement securities (other than Wellington Management Sponsored Products) Shares of funds managed by Wellington Management (other than money market funds) Please see Appendix A for a detailed summary of reporting requirements by security type.

Wellington Management Code of Ethics Web Resource: Wellington-Managed Fund List An up-to-date list of funds managed by Wellington Management is available through the Code of Ethics System under Documents. Please note that any transactions in Wellington-Managed funds must comply with the funds' rules on short-term trading of fund shares. For purposes of the Code of Ethics, these investment accounts are referred to as reportable accounts. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account. Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form. Still Not Sure? Contact Us If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330). Accounts Not Requiring Reporting You do not need to report the following accounts via the Code of Ethics System since the administrator will provide the Code of Ethics Team with access to relevant holdings and transaction information: Accounts maintained within the Wellington Retirement and Pension Plan or similar firm-sponsored retirement or benefit plans identified by the Ethics Committee Accounts maintained directly with Wellington Trust Company or other Wellington Management Sponsored Products Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics. Managed Account Exemptions An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics_ personal investing requirements upon written request and approval. An example of a managed account would be a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. To request a managed account exemption, you must complete a Managed Account Letter (available online via the Code of Ethics System) and return it the Code of Ethics Team. Web Resource: Managed Account Letter To request a managed account exemption, complete the Managed Account Letter available through the Code of Ethics System under Documents. What Are the Reporting Responsibilities for All Personnel? Initial and Annual Holdings Reports You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter. For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics. Please note that you cannot make personal trades until you have filed an initial holdings report via the Code of Ethics System on the Intranet. For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions. At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Code of Ethics Wellington Management Non-volitional transactions include: Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan acquisitions Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends) Duplicate Statements and Trade Con_rmations For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send statements and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 7. Web Resource: How to File Reports on the Code of Ethics System Required reports must be filed electronically via the Code of Ethics System. Please see the Code of Ethics System’s homepage for more details. Quarterly Transactions Reports You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments. What Are the Preclearance Responsibilities for All Personnel? Preclearance of Publicly Traded Securities You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting. Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request. If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team. Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trading, or the special rules for investment professionals set out in our Code of Ethics.

Wellington Management Code of Ethics Web Resource: How to File a Preclearance Request Preclearance must be obtained using the Code of Ethics System. Once the necessary information is submitted, your preclearance request will be approved or denied within seconds. Caution on Short Sales, Margin Transactions, and Options You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 8). Please note, however, that these types of transactions can have unintended consequences. For example, any transaction by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code. Preclearance of Private Placement Securities You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether: an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and you are being offered the opportunity due to your employment at or association with Wellington Management. If you have questions regarding whether an investment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team. To request approval, you must submit a Private Placement Approval Form (available online via the Code of Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, na, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form. Web Resource: Private Placement Approval Form To request approval for a private placement, complete the Private Placement Approval Form available through the Code of Ethics System under Documents. Requests for Exceptions to Preclearance Denial, Other Trading Restrictions, and Certain Reporting Requirements The Chief Compliance Officer may grant an exception from preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception to these restrictions, you must submit a written request to the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

Code of Ethics Wellington Management What Are the Additional Requirements for Investment Professionals? If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients_ interests first whenever you transact in securities that are also held in client accounts you manage. Investment Professional Blackout Periods _ You cannot buy or sell a security for a period of seven calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior seven days should never prevent you from buying or selling a security in a client account if the trade would be in the client’s best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the seven calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 [x68330]) or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it. Short Sales by an Investment Professional _ An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

Wellington Management Code of Ethics Gifts and Entertainment Our guiding principle of _"client, firm, self_" also governs the receipt of gifts and entertainment from clients, consultants, brokers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients_ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements: Accepting Gifts _ You may only accept gifts of nominal value, which include promotional items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent. You may not accept a gift of cash, including a cash equivalent such as a gift certificate or a security, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances. Accepting Entertainment Opportunities _ The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, brokers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent, and you may participate only if: 1 a representative of the hosting organization is present, 2 the primary purpose of the event is to discuss business or to build a business relationship, and 3 the opportunity meets the additional requirements below. Lodging and Air Travel _ You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Man-agement’s travel manager. Additional Reimbursement Requirements _ You must receive prior approval from your business manager and reimburse the host for the full face value of any entertainment ticket(s) if: the entertainment opportunity requires a ticket with a face value of more than US$200 or the local equivalent, or is a high-profile event (e.g., a major sporting event), you wish to accept more than one ticket, or the host has invited numerous Wellington Management representatives. Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee. Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present. Whenever possible, you should arrange for any required reimbursement prior to attending an entertainment event. Soliciting Gifts, Entertainment Opportunities, or Contributions _ In your capacity as a partner or employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or political contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest. Sourcing Entertainment Opportunities _ You may not request tickets to entertainment events from the firm’s Trading department or any other Wellington Management department, partner, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business.

Code of Ethics Wellington Management Outside Activities While the firm recognizes that you may engage in business or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients_ interests. As a result, all significant outside business or charitable activities (e.g., directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or companies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted. Officers of the firm can only seek additional employment outside of Wellington Management with the prior written approval of the Human Resources department. All new employees are required to disclose any outside employment to the Human Resources department upon joining the firm. Client Confidentiality Any nonpublic information concerning our clients that you acquire in connection with your employment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommendations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities. How We Enforce Our Code of Ethics Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports. It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee. Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including: a warning referral to your business manager, senior management, and/or the Managing Partners reversal of a trade or the return of a gift disgorgement of profits or of the value of a gift a limitation or restriction on personal investing a fine termination of employment referral to civil or criminal authorities If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team. Closing As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember _"client, firm, self_" is our most fundamental guiding principle.

Wellington Management Appendix A _ Part 1 Appendix A _ Part 1 No Preclearance or Reporting Required: Open-end investment funds not managed by Wellington Management1 Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom Cash Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or their equivalents2 Bankers_ acceptances, CDs, commercial paper Wellington Trust Company Pools Wellington Sponsored Hedge Funds Securities futures and options on direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives Options, forwards, and futures on commodities and foreign exchange, and associated derivatives Transactions in approved managed accounts Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period): Open-end investment funds managed by Wellington Management1 (other than money market funds) Interests in a variable annuity or insurance product in which the underlying assets are held in a fund managed by Wellington Management Futures and options on securities indices ETFs listed in Appendix A _ Part 2 and derivatives on these securities Gifts of securities to you or a reportable account Gifts of securities from you or a reportable account Non-volitional transactions (splits, tender offers, mergers, stock dividends, dividend reinvestments, etc.) Preclearance and Reporting of Securities Transactions Required: Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers_ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments) Stock (common and preferred) or other equity securities, including any security convertible into equity securities Closed-end funds ETFs not listed in Appendix A _ Part 2 American Depositary Receipts Options on securities (but not their non-volitional exercise or expiration) Warrants Rights Unit investment trusts Prohibited Investments and Activities: Initial public offerings (IPOs) of any securities HOLDRS (HOLding Company Depositary ReceiptS) Single-stock futures Options expiring within 60 days of purchase Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting Securities on the firmwide restricted list Profiting from any short-term (i.e., within 60 days) trading activity Securities of broker/dealers or their affiliates with which the firm conducts business Securities of any securities market or exchange on which the firm trades Using a derivative instrument to circumvent the requirements of the Code of Ethics This appendix is current as of April 1, 2010, and may be amended at the discretion of the Ethics Committee. 1A list of funds advised or subadvised by Wellington Management (_"Wellington-Managed Funds_") is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund. 2If the instrument is unrated, it must be of equivalent duration and comparable quality.

Appendix A _ Part 2 Wellington Management ETFs Approved for Personal Trading Without Preclearance (but Requiring Reporting) Country in category title indicates location of listing exchange. TiCkER NAME United States: Equity AAXJ iShares MSCI ASIA EX-JAPAN ACWI iShares MSCI ACWI INDEX FUND DIA DIAMONDS Trust SERIES I DVY iShares DJ Select Dividend EEB Claymore/BNY BRIC ETF EEM iShares MSCI EMERGING MKT IN EFA iShares MSCI EAFE INDEX FUND EFG iShares MSCI EAFE GROWTH INX EFV iShares MSCI EAFE VALUE INX EPI WISDOMTREE INDIA EARNINGS EPP iShares MSCI PACIFIC EX JPN EWA iShares MSCI AUSTRALIA INDEX EWC iShares MSCI CANADA EWG iShares MSCI GERMANY INDEX EWH iShares MSCI HONG KONG INDEX EWJ iShares MSCI JAPAN INDEX FD EWM iShares MSCI MALAYSIA EWS iShares MSCI SINGAPORE EWT iShares MSCI TAIWAN INDEX FD EWU iShares MSCI UNITED KINGDOM EWY iShares MSCI SOUTH KOREA IND EZU iShares MSCI EMU FXI iShares FTSE/XINHUA CHINA 25 GDX Market Vectors GOLD MINERS GDXJ MARKET VECTORS JR GOLD MINER IBB iShares NASDAQ BIOTECH INDX ICF iShares COHEN & STEERS RLTY IEV iShares S&P EUROPE 350 IGE iShares GOLDMAN SACHS NAT RE IJH iShares S&P Midcap 400 IJJ iShares S&P Midcap 400/VALUE IJK iShares S&P Midcap 400/GRWTH IJR iShares S&P SmallCap 600 IJS iShares S&P SmallCap 600/VAL IJT iShares S&P SmallCap 600/GRO ILF iShares S&P Latin America INP iPATH MSCI INDIA INDEX ETN IOO iShares S&P GLOBAL 100 IVE iShares S&P 500 VALUE INDEX IVV iShares S&P 500 INDEX FUND IVW iShares S&P 500 GROWTH INDEX IWB iShares Russell 1000 INDEX IWD iShares Russell 1000 VALUE IWF iShares Russell 1000 GROWTH IWM iShares Russell 2000 IWN iShares Russell 2000 VALUE IWO iShares Russell 2000 GROWTH IWP iShares Russell Midcap GRWTH IWR iShares Russell Midcap INDEX IWS iShares Russell Midcap VALUE IWV iShares Russell 3000 INDEX IXC iShares S&P GLBL ENERGY SECT IYR iShares DJ US REAL ESTATE IYW iShares DJ US TECHNOLOGY SEC MDY Midcap SPDR Trust SERIES 1 MOO Market Vectors AGRIBUSINESS OEF iShares S&P 100 INDEX FUND PBW PowerShares WILDERHILL CLEAN ENERGY PFF iShares S&P PREF STK INDX FN PGX POWERSHARES PREFERRED PORTFOLIO PHO PowerSharesGLOBAL WATER QID ProShares UltraShort QQQ QLD ProShares Ultra QQQ QQQQ PowerShares QQQ TiCkER NAME RSP Rydex S&P EQUAL WEIGHT ETF RSX Market Vectors RUSSIA ETF RWM ProShares Short Russell 2000 RWR DJ Wilshire REIT ETF RWX SPDR DJ WILS INTL RE SCZ iShares MSCI EAFE SMALL CAP SDS ProShares UltraShort S&P500 SDY SPDR S&P DIVIDEND ETF SH ProShares Short S&P500 SKF ProShares UltraShort FINANCIALS SPY SPDR Trust SERIES 1 SRS UltraShort REAL ESTATE ProShares SSO ProShares Ultra S&P500 TWM UltraShort Russell2000 ProShares UWM ProShares Ultra Russell2000 UYG ProShares Ultra FINANCIALS VB Vanguard SMALL-CAP ETF VBK Vanguard SMALL-CAP GRWTH ETF VBR Vanguard SMALL-CAP VALUE ETF VEA Vanguard EUROPE PACIFIC ETF VEU Vanguard FTSE ALL-WORLD EX-U VGK Vanguard EUROPEAN ETF VIG Vanguard DIVIDEND APPREC ETF VNQ Vanguard REIT ETF VO Vanguard MID-CAP ETF VPL Vanguard PACIFIC ETF VTI Vanguard TOTAL STOCK MKT ETF VTV Vanguard VALUE ETF VUG Vanguard GROWTH ETF VV Vanguard LARGE-CAP ETF VWO Vanguard EMERGING MARKET ETF XLB MATERIALS Select SECTOR SPDR XLE ENERGY Select SECTOR SPDR XLF FINANCIAL Select SECTOR SPDR XLI INDUSTRIAL Select SECT SPDR XLK TECHNOLOGY Select SECT SPDR XLP CONSUMER STAPLES SPDR XLU UTILITIES Select SECTOR SPDR XLV HEALTH CARE Select SECTOR XLY CONSUMER DISCRETIONARY Select SPDR United States: Fixed Income AGG iShares Lehman AGG BOND FUND BIV Vanguard INTERMEDIATE-TERM BOND BND Vanguard TOTAL BOND MARKET BSV Vanguard SHORT-TERM BOND ETF BWX SPDR Barclays Capital INTL D BZF Wisdomtree Brazilian Real Fund CYB Wisdomtree Dreyfus China Yuan Fund HYG iShares IBOXX H/Y CORP BOND IEF iShares Lehman 7-10YR TREAS IEI iShares Lehman 3-7 YEAR TREASURY JNK SPDR Barclays Capital High Yield Bond ETF LQD iShares GS$ INVESTOP CORP BD MUB iShares S&P National Municipal Bond Fund PST ProShares UltraShort Lehman 7-10 Year Treasury SHY iShares Lehman 1-3YR TRS BD TBT UltraShort Lehman 20+ Year Treasury ProShares TIP iShares Lehman TRES INF PR S TLT iShares Lehman 20+ YR TREAS United States: Commodity Trusts and ETNs AMJ JP MORGAN ALERIAN MLP INDEX ETN CORN Teucrium Corn Fund COW iPath DJ-AIG Livestock TR Sub-Index DBA Powershares DB Agriculture Fund DBB Powershares DB Base Metals Fund TiCkER NAME DBC Powershares DB Commodity Index DBE Powershares DB Energy Fund DBO Powershares DB Oil Fund DBP Powershares DB Precious Metals Fund DGZ Powershares DB Short Gold Fund DJP iPath Dow Jones—AIG Commodity DNO United States Short Oil Fund GAZ iPath DJ-AIG Natural Gas TR Sub-Index GLD StreetTRACKS Gold Fund GLL UltraShort Gold GSG iShares S&P GSCI COMMODITY Indexed JJA iPath DJ-AIG Agriculture TR Sub-Index JJC iPath DJ-AIG Copper TR Sub-Index JJE iPath DJ-AIG Energy TR Sub-Index JJG iPath DJ-AIG Grains TR Sub-Index JJM iPath DJ-AIG Industrial Metals TR Sub-Index JJN iPath DJ-AIG Nickel TR Sub-Index JJS iPath DJ-AIG Softs TR Sub-Index JJU iPath DJ-AIG Aluminum TR Sub-Index SGG iPath DJ-UBS Sugar TR Sub-Index SLV iShares Silver Trust UCO Ultra DJ-AIG Crude Oil UGA United States Gasoline Fund UGL Ultra Gold UHN United States Heating Oil Fund UNG United States Natural Gas Fund USO United States Oil Fund ZSL UltraShort Silver United States: Currency Trusts DBV Powershares DB G10 Currency Harvest Fund EUO UltraShort Euro FXA Australian Dollar FXB British Pound FXC Canadian Dollar FXE Euro FXF Swiss Franc FXM Mexican Peso FXS Swedish Krona FXY Japanese Yen UDN Powershares DB US Dollar Bearish Fund UUP Powershares DB US Dollar Bullish Fund YCS UltraShort Yen Australia: Equity STW.AX S&P/ASX 200 Index England: Equity EUN LN iShares DJ STOXX 50 IEEM LN iShares MSCI EMERGING MKTS FXC LN iShares FTSE/XINHUA CHINA 25 IJPN LN iShares MSCI JAPAN FUND ISF LN iShares PLC-ISHARES FTSE 100 IUSA LN iShares S&P 500 INDEX FUND IWRD LN iShares MSCI WORLD England: Fixed Income IEBC LN iShares EURO CORP BOND Hong Kong: Equity 2800 HK TRACKER FUND OF HONG KONG 2823 HK iShares A50 CHINA TRACKER 2827 HK WISE—CSI 300 CHINA TRACKER 2828 HK HANG SENG H-SHARE IDX ETF 2833 HK HANG SENG INDEX ETF Hong Kong: Fixed Income 2821 HK ABF PAN ASIA BOND INDEX FUND Japan: Equity 1306 JP NOMURA ETF—TOPIX 1321 JP NOMURA ETF—NIKKEI 225 This appendix is current as of October 19, 2010, and may be amended at the discretion of the Ethics Committee. G2001_2